Exhibit 99.1

Alphabet Announces Fourth Quarter and Fiscal Year 2015 Results

MOUNTAIN VIEW, Calif. – February 1, 2016 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2015.
"Our very strong revenue growth in Q4 reflects the vibrancy of our business, driven by mobile search as well as YouTube and programmatic advertising, all areas in which we’ve been investing for many years.  We’re excited about the opportunities we have across Google and Other Bets to use technology to improve the lives of billions of people,” said Ruth Porat, CFO of Alphabet.
Q4 2015 financial highlights
The following summarizes our consolidated financial results for the quarters ended December 31, 2014 and 2015 (in millions, except for per share information; unaudited):

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015
Revenues	$18,103	$21,329
Increase in revenues year over year	15%	18%
Increase in constant currency revenues year over year	18%	24%

GAAP operating income	$4,399	$5,380
GAAP operating margin	24%	25%
Non-GAAP operating income	$5,600	$6,816
Non-GAAP operating margin	31%	32%

GAAP net income*	$4,675	$4,923
Non-GAAP net income	$4,654	$6,043

GAAP diluted EPS for Class A and B common stock and Class C capital stock*	$6.79	$7.06
Non-GAAP diluted EPS for Class A and B common stock and Class C capital stock	$6.76	$8.67
Diluted shares (in thousands)	688,491	697,025
*For the three months ended December 31, 2014, GAAP net income and diluted EPS includes net income from discontinued operations.
Operating income, operating margin, net income, and earnings per share (EPS) are reported on a GAAP and non-GAAP basis. Non-GAAP operating income and non-GAAP operating margin exclude stock-based compensation (SBC) expense from continuing operations. Non-GAAP net income and non-GAAP diluted EPS exclude SBC expense from continuing operations, net of the related tax benefits, as well as the impact from net income from discontinued operations. These non-GAAP measures, as well as free cash flow, an alternative non-GAAP measure of liquidity, and non-GAAP constant currency revenues and growth, are described and reconciled to the corresponding GAAP measures at the end of this release.
The following summarizes our full year segment results where Google is presented as a single segment and all other Alphabet businesses are combined as Other Bets (in millions; unaudited). For additional information on segment results, please see the tables captioned "Segment results" included at the end of this release.

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2015
Google segment revenues	$65,674	$74,541
Google operating income	$19,011	$23,425

Other Bets revenues	$327	$448
Other Bets operating loss	($1,942)	($3,567)

Q4 2015 consolidated financial summary
Revenues (in millions; unaudited):

	Three Months Ended December 31, 2015	Change from Q4 2014 to Q4 2015 (YoY)	Change from Q3 2015 to Q4 2015 (QoQ)
Revenues	$21,329	18%	14%
Constant currency revenues (YoY)	$22,330	24%	N/A
Constant currency revenues (QoQ)	$21,208	N/A	15%
Our revenues and constant currency revenues are reconciled in the financial tables following this release.
Costs and expenses
Cost of revenues, operating expenses, SBC expense, and depreciation, amortization, and impairment charges (in millions; unaudited):

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015
Cost of revenues	$6,921	$8,188
Cost of revenues as % of revenues	38%	38%

Operating expenses (other than cost of revenues)	$6,783	$7,761
Operating expenses as % of revenues	37%	36%

SBC expense*	$1,201	$1,436
Tax benefit related to SBC expense	($255)	($316)
Depreciation, amortization, and impairment charges	$1,267	$1,404
*Excludes the impact from discontinued operations for the three months ended December 31, 2014 and expense for awards accounted for as stock-based compensation that will ultimately settle in cash.
Supplemental information (in millions, except for headcount data; unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015
Cash, cash equivalents, and marketable securities	$64,395	$73,066
Net cash provided by operating activities	$6,364	$6,415
Capital expenditures	$3,551	$2,100
Free cash flow	$2,813	$4,315
Effective tax rate (ETR)*	18%	5%
Headcount	53,600	61,814
*For Q4 2015, our effective tax rate reflects impact of certain one-time items in the U.S., specifically the resolution of a multi-year audit with an ETR impact of 9%, as well as the full year impact of the R&D tax credit with an ETR impact of 8%.

Q4 2015 Google segment summary
Revenues and monetization
Google segment revenues by source (in millions; unaudited):

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015	Change from Q4 2014 to Q4 2015 (YoY)
Google segment
Google websites	$12,429	$14,936	20%
Google Network Members' websites	3,880	4,142	7%
Google advertising revenues*	16,309	19,078	17%
Google other revenues	1,688	2,100	24%
Google segment revenues	$17,997	$21,178	18%
*Advertising revenues are generally reported on a gross basis, consistent with GAAP, without deducting TAC.
Paid clicks and cost-per-click information (unaudited):

	Change from Q4 2014 to Q4 2015 (YoY)	Change from Q3 2015 to Q4 2015 (QoQ)
Aggregate paid clicks	31%	17%
Paid clicks on Google websites	40%	22%
Paid clicks on Google Network Members' websites	2%	1%

Aggregate cost-per-click	(13)%	(5)%
Cost-per-click on Google websites	(16)%	(8)%
Cost-per-click on Google Network Members' websites	(8)%	7%
Traffic acquisition costs (TAC) and operating income
TAC to Google Network Members and distribution partners, operating income, and SBC expense (in millions; unaudited):

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015
TAC to Google Network Members	$2,656	$2,864
TAC to Google Network Members as % of Google Network Members' revenues	68%	69%
TAC to distribution partners	$968	$1,191
TAC to distribution partners as % of Google website revenues	8%	8%
Total TAC	$3,624	$4,055
Total TAC as % of Google advertising revenues	22%	21%

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015
Operating income, excluding SBC expense	$6,301	$8,043
SBC expense	$1,078	$1,271
Operating income	$5,223	$6,772
Supplemental information (in millions; unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2015
Capital expenditures	$3,755	$1,781
Depreciation, amortization, and impairment	$1,214	$1,313

Full year 2015 Other Bets summary
Revenues and operating results
Other Bets revenues, operating loss, and SBC expense (in millions; unaudited):

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2015
Other Bets revenues	$327	$448
Operating loss, excluding SBC expense	($1,595)	($3,069)
SBC expense	$347	$498
Operating loss	($1,942)	($3,567)
Supplemental information (in millions; unaudited)

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2015
Capital expenditures	$501	$869
Depreciation, amortization, and impairment	$148	$203
Stock repurchase
During the fourth quarter of 2015, we repurchased 2.4 million shares of Alphabet stock for an aggregate amount of $1.8 billion. In January 2016, the board of directors of Alphabet authorized the company to repurchase an additional 514 thousand shares, with a total remaining authorization for future purchases of approximately $3.7 billion. The authorization has no expiration date.
Adjustments to previously reported financial information
In the fourth quarter of 2015, we elected to early adopt Accounting Standards Update 2015-17 "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes," which simplifies the presentation of deferred income taxes, on a retrospective basis. Prior period amounts have been adjusted accordingly.
In the second quarter of 2015, we identified an incorrect classification of certain revenues between legal entities, and as a consequence, we revised our income tax expense for periods beginning in 2008 through the first quarter of 2015 in the cumulative amount of $711 million. The income tax amount is not material to the periods impacted and consolidated revenues are not impacted. We elected to revise previously issued consolidated financial statements for the periods impacted.
In the first quarter of 2015, we reclassified revenues primarily related to DoubleClick ad serving software revenues from Google other revenues to Advertising revenues from Google Network Members' websites. Prior period amounts have been adjusted to conform with our current period presentation.
Google Inc.'s consolidated financial statements
In our Annual Report on Form 10-K for the year ended December 31, 2015, we will also present Google Inc.'s consolidated financial statements, which will have nominal differences from Alphabet's consolidated financial statements included in this press release.
Webcast and conference call information
A live audio webcast of our fourth quarter 2015 earnings release call will be available at http://abc.xyz/investor. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also announce investor information, including news and commentary about our business and financial performance, SEC filings, notices of investor events and our press and earnings releases, on our investor relations website (http://abc.xyz/investor).
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2015.  All information provided in this release and in the attachments is as of February 1, 2016, and we undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted EPS, free cash flow, non-GAAP constant currency revenues, and non-GAAP constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, such as SBC, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," "Reconciliation from net cash provided by operating activities to free cash flow," and "Reconciliation from GAAP revenues to non-GAAP constant currency revenues" included at the end of this release.
Contact
Investor relations
investor-relations@abc.xyz
Media
press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and par value amounts which are reflected in thousands, and par value per share amounts)

	As of December 31, 2014	As of December 31, 2015
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,347	$16,549
Marketable securities	46,048	56,517
Total cash, cash equivalents, and marketable securities (including securities loaned of $4,058 and $4,531)	64,395	73,066
Accounts receivable, net of allowance of $225 and $296	9,383	11,556
Receivable under reverse repurchase agreements	875	450
Income taxes receivable, net	591	1,903
Prepaid revenue share, expenses and other assets	3,412	3,139
Total current assets	78,656	90,114
Prepaid revenue share, expenses and other assets, non-current	3,187	3,181
Non-marketable investments	3,079	5,183
Deferred income tax assets, non-current	176	251
Property and equipment, net	23,883	29,016
Intangible assets, net	4,607	3,847
Goodwill	15,599	15,869
Total assets	$129,187	$147,461
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,715	$1,931
Short-term debt	2,009	3,225
Accrued compensation and benefits	3,069	3,539
Accrued expenses and other current liabilities	4,408	4,768
Accrued revenue share	1,952	2,329
Securities lending payable	2,778	2,428
Deferred revenue	752	788
Income taxes payable, net	96	302
Total current liabilities	16,779	19,310
Long-term debt	3,228	1,995
Deferred revenue, non-current	104	151
Income taxes payable, non-current	3,340	3,663
Deferred income tax liabilities, non-current	758	189
Other long-term liabilities	1,118	1,822
Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 680,172 (Class A 286,560, Class B 53,213, Class C 340,399) and par value of $680 (Class A $287, Class B $53, Class C $340) and 687,348 (Class A 292,297, Class B 50,295, Class C 344,756) and par value of $687 (Class A $292, Class B $50, Class C $345) shares issued and outstanding	28,767	32,982
Accumulated other comprehensive income (loss)	27	(1,874)
Retained earnings	75,066	89,223
Total stockholders’ equity	103,860	120,331
Total liabilities and stockholders’ equity	$129,187	$147,461

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015 (a)
	(unaudited)			(unaudited)
Revenues	$18,103	$21,329	$66,001	$74,989
Costs and expenses:
Cost of revenues	6,921	8,188	25,691	28,164
Research and development	2,813	3,510	9,832	12,282
Sales and marketing	2,377	2,679	8,131	9,047
General and administrative	1,593	1,572	5,851	6,136
Total costs and expenses	13,704	15,949	49,505	55,629
Income from operations	4,399	5,380	16,496	19,360
Other income (expense), net	128	(180)	763	291
Income from continuing operations before income taxes	4,527	5,200	17,259	19,651
Provision for income taxes	819	277	3,639	3,303
Net income from continuing operations	3,708	4,923	13,620	16,348
Net income from discontinued operations	967	0	516	0
Net income	$4,675	$4,923	$14,136	$16,348
Less: Adjustment Payment to Class C capital stockholders	0	0	0	522
Net income available to all stockholders	$4,675	$4,923	$14,136	$15,826

Basic net income per share of Class A and B common stock:
Continuing operations	$5.46	$7.16	$20.15	$23.11
Discontinued operations	1.43	0.00	0.76	0.00
Basic net income per share of Class A and B common stock	$6.89	$7.16	$20.91	$23.11

Basic net income per share of Class C capital stock:
Continuing operations	$5.46	$7.16	$20.15	$24.63
Discontinued operations	1.43	0.00	0.76	0.00
Basic net income per share of Class C capital stock	$6.89	$7.16	$20.91	$24.63

Diluted net income per share of Class A and B common stock:
Continuing operations	$5.38	$7.06	$19.82	$22.84
Discontinued operations	1.41	0.00	0.75	0.00
Diluted net income per share of Class A and B common stock	$6.79	$7.06	$20.57	$22.84

Diluted net income per share of Class C capital stock:
Continuing operations	$5.38	$7.06	$19.82	$24.34
Discontinued operations	1.41	0.00	0.75	0.00
Diluted net income per share of Class C capital stock	$6.79	$7.06	$20.57	$24.34
(a) Basic and diluted net income per share for the twelve months ended December 31, 2015 includes impact from Adjustment Payment to Class C capital stockholders.

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
	(unaudited)			(unaudited)
Operating activities
Net income	$4,675	$4,923	$14,136	$16,348
Adjustments:
Depreciation and impairment of property and equipment	1,010	1,153	3,523	4,132
Amortization and impairment of intangible assets	257	251	1,456	931
Stock-based compensation expense	1,187	1,436	4,279	5,203
Excess tax benefits from stock-based award activities	(181)	(194)	(648)	(548)
Deferred income taxes	394	387	(104)	(179)
Gain on divestiture of business	(740)	0	(740)	0
(Gain) loss on marketable and non-marketable investments, net	(13)	302	(390)	334
Other	35	55	192	212
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,151)	(1,758)	(1,641)	(2,094)
Income taxes, net	14	(1,272)	591	(179)
Prepaid revenue share, expenses and other assets	(47)	(522)	459	(318)
Accounts payable	549	371	436	203
Accrued expenses and other liabilities	341	777	757	1,597
Accrued revenue share	209	408	245	339
Deferred revenue	(175)	98	(175)	43
Net cash provided by operating activities	6,364	6,415	22,376	26,024
Investing activities
Purchases of property and equipment	(3,551)	(2,100)	(10,959)	(9,915)
Purchases of marketable securities	(13,118)	(18,151)	(56,310)	(74,368)
Maturities and sales of marketable securities	14,665	16,045	51,315	62,905
Purchases of non-marketable investments	(691)	(401)	(1,227)	(2,172)
Cash collateral related to securities lending	(626)	(838)	1,403	(350)
Investments in reverse repurchase agreements	(50)	(50)	(775)	425
Proceeds from divestiture of business	386	0	386	0
Acquisitions, net of cash acquired, and purchases of intangibles and other assets	(256)	8	(4,888)	(236)
Net cash used in investing activities	(3,241)	(5,487)	(21,055)	(23,711)
Financing activities
Net payments related to stock-based award activities	(521)	(765)	(2,069)	(2,375)
Excess tax benefits from stock-based award activities	181	194	648	548
Adjustment Payment to Class C capital stockholders	0	0	0	(47)
Repurchases of capital stock	0	(1,780)	0	(1,780)
Proceeds from issuance of debt, net of costs	2,458	3,373	11,625	13,705
Repayments of debt	(2,462)	(3,387)	(11,643)	(13,728)
Net cash used in financing activities	(344)	(2,365)	(1,439)	(3,677)
Effect of exchange rate changes on cash and cash equivalents	(197)	(82)	(433)	(434)

Net increase (decrease) in cash and cash equivalents	2,582	(1,519)	(551)	(1,798)
Cash and cash equivalents at beginning of period	15,605	18,068	18,898	18,347
Reclassification of assets previously held for sale	160	0	0	0
Cash and cash equivalents at end of period	$18,347	$16,549	$18,347	$16,549

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures
The following table presents certain non-GAAP consolidated results before certain items (in millions, except share amounts which are reflected in thousands and per share amounts, unaudited):

	Three Months Ended December 31, 2014				Three Months Ended December 31, 2015
	GAAP Actual	Adjustments		Non-GAAP Results	GAAP Actual	Adjustments		Non-GAAP Results
Revenues	$18,103			$18,103	$21,329			$21,329

Cost of revenues	6,921	$171	(b)	6,750	8,188	$252	(b)	7,936
Research and development	2,813	631	(b)	2,182	3,510	739	(b)	2,771
Sales and marketing	2,377	213	(b)	2,164	2,679	240	(b)	2,439
General and administrative	1,593	186	(b)	1,407	1,572	205	(b)	1,367
Income from operations	$4,399	$1,201		$5,600	$5,380	$1,436		$6,816
Operating margin (a)	24.3%			30.9%	25.2%			32.0%

		$1,201	(b)			$1,436	(b)
		(255)	(c)			(316)	(c)
		(967)	(d)			0
Net income	$4,675	$(21)		$4,654	$4,923	$1,120		$6,043

Diluted net income per share for Class A and B common stock and Class C capital stock	$6.79			$6.76	$7.06			$8.67
Shares used in per share calculation - diluted	688,491			688,491	697,025			697,025
(a) Operating margin is defined as income from operations divided by revenues. Non-GAAP operating margin is defined as non-GAAP income from operations divided by revenues.
(b) To eliminate SBC expense from continuing operations. SBC expense does not include expenses related to awards that will ultimately settle in cash.
(c) To eliminate income tax effects related to expense noted in (b).
(d) To eliminate net income from discontinued operations.
Non-GAAP operating income and operating margin. We define non-GAAP operating income as income from operations excluding expenses related to SBC, and, as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenues. Alphabet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of SBC, and as applicable, other special items so that Alphabet's management and investors can compare Alphabet's recurring core business operating results over multiple periods. For purposes of determining non-GAAP operating income, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC does not include expenses related to awards that will ultimately settle in cash. Alphabet's management believes that providing a non-GAAP financial measure that excludes SBC allows investors to make meaningful comparisons between Alphabet's recurring core business operating results and those of other companies, as well as providing Alphabet's management with an important tool for financial and operational decision making and for evaluating Alphabet's own recurring core business operating results over different periods of time. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes some costs, namely, SBC, that are recurring. SBC has been and will continue to be for the foreseeable future a significant recurring expense in Alphabet's business. Second, SBC is an important part of our employees' compensation. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.
Non-GAAP net income and diluted EPS. We define non-GAAP net income as net income excluding expenses related to SBC and, as applicable, other special items less the related tax effects, as well as net income (loss) from discontinued operations. The tax effects of SBC and, as applicable, other special items are based on the tax-deductible portion of SBC, and, as applicable, other special items, and applying the entity-specific, U.S. federal and blended state tax rates.  We define non-GAAP diluted EPS as non-GAAP net income divided by total weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that Alphabet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP diluted EPS the tax effects associated with SBC and, as applicable, other special items. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Alphabet's use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted EPS and evaluating non-GAAP net income and non-GAAP diluted EPS together with net income and diluted EPS calculated in accordance with GAAP.

Reconciliation from net cash provided by operating activities to free cash flow (in millions, unaudited):

Three Months Ended December 31, 2015
Net cash provided by operating activities	$6,415
Less: purchases of property and equipment	(2,100)
Free cash flow	$4,315

Net cash used in investing activities (a)	$(5,487)

Net cash used in financing activities	$(2,365)
(a) Includes purchases of property and equipment.
Free cash flow. We define free cash flow as net cash provided by operating activities less capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology assets and land and buildings, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Alphabet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it reflects the cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the statement of cash flows and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Alphabet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, unaudited):

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2015
	(using Q4'14's FX rates)	(using Q3'15's FX rates)
United Kingdom revenues (GAAP)	$1,922	$1,922
Exclude foreign exchange impact on Q4'15 revenues using Q4'14 rates	110	N/A
Exclude foreign exchange impact on Q4'15 revenues using Q3'15 rates	N/A	44
Exclude hedging gains recognized in Q4'15	(39)	(39)
United Kingdom revenues excluding foreign exchange and hedging impact (Non-GAAP)	$1,993	$1,927

Rest of the world revenues (GAAP)	$9,114	$9,114
Exclude foreign exchange impact on Q4'15 revenues using Q4'14 rates	1,223	N/A
Exclude foreign exchange impact on Q4'15 revenues using Q3'15 rates	N/A	167
Exclude hedging gains recognized in Q4'15	(293)	(293)
Rest of the world revenues excluding foreign exchange and hedging impact (Non-GAAP)	$10,044	$8,988

United States revenues (GAAP)	$10,293	$10,293

Constant currency revenues (Non-GAAP)	$22,330	$21,208
Prior period revenues, excluding hedging gains (Non-GAAP)	$17,955	$18,389
Constant currency revenue growth (Non-GAAP)	24%	15%
Non-GAAP constant currency revenues and growth. We define non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements and hedging activities, and use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging gains recognized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter revenues over prior period revenues, where current quarter international revenues are translated using prior period exchange rates and hedging benefits are excluded from revenues of both periods. We consider non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to our historical performance because they exclude the effects of foreign currency volatility that are not indicative of our core operating results.

Other income (expense), net
The following table presents our other income (expense), net, (in millions, unaudited):

	Three Months Ended
	December 31,
	2014	2015
Interest income	$222	$274
Interest expense	(25)	(26)
Gain (loss) on marketable securities, net	13	(287)
Foreign currency exchange losses, net	(133)	(161)
Loss on non-marketable investments, net	0	(15)
Other	51	35
Other income (expense), net	$128	$(180)

Segment results
The following tables present our revenues, operating income, stock-based compensation, capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Twelve Months Ended
	December 31,
	2013	2014	2015
Revenues:
Google	55,507	65,674	74,541
Other Bets	12	327	448
Total revenues	$55,519	$66,001	$74,989

Segment operating income / (loss), excluding stock-based compensation(1):
Google	$19,171	$22,688	$28,012
Other Bets	(403)	(1,595)	(3,069)
Reconciling items(2)	(238)	(422)	(380)
Total income from operations, excluding stock-based compensation	$18,530	$20,671	$24,563

Stock-based compensation(1):
Google	$2,911	$3,677	$4,587
Other Bets	124	347	498
Reconciling items(2)	92	151	118
Total stock-based compensation	$3,127	$4,175	$5,203

Segment operating income / (loss):
Google	$16,260	$19,011	$23,425
Other Bets	(527)	(1,942)	(3,567)
Reconciling items(2)	(330)	(573)	(498)
Total income from operations	$15,403	$16,496	$19,360

Capital expenditures:
Google	$7,006	$11,173	$8,849
Other Bets	187	501	869
Reconciling items(3)(4)	165	(715)	197
Total capital expenditures	$7,358	$10,959	$9,915

Depreciation, amortization and impairment:
Google	$3,668	$4,778	$4,839
Other Bets	24	148	203
Reconciling items(2)(4)	247	53	21
Total depreciation, amortization and impairment	$3,939	$4,979	$5,063

(1)
For purposes of determining SBC for segment reporting, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC does not include expenses related to awards that we will ultimately settle in cash. Amounts exclude SBC from discontinued operations.

(2)	Reconciling items are primarily related to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(3)
Reconciling items are related to timing differences of payments as segment capital expenditures are on accrual basis while total capital expenditures shown on Consolidated Statements of Cash Flow are on cash basis and other miscellaneous differences.

(4)	Reconciling items include items related to Motorola Mobile and Motorola Home for fiscal years 2013 and 2014.

	Three Months Ended
	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2014	2015	2015	2015	2015
Revenues:
Google	17,997	17,178	17,652	18,533	21,178
Other Bets	106	80	75	142	151
Total revenues	$18,103	$17,258	$17,727	$18,675	$21,329

Segment operating income / (loss), excluding stock-based compensation(1):
Google	$6,301	$6,243	$6,622	$7,104	$8,043
Other Bets	(533)	(516)	(574)	(875)	(1,104)
Reconciling items(2)	(168)	(77)	(91)	(89)	(123)
Total income from operations, excluding stock-based compensation	$5,600	$5,650	$5,957	$6,140	$6,816

Stock-based compensation(1):
Google	$1,078	$1,055	$992	$1,269	$1,271
Other Bets	101	117	109	134	138
Reconciling items(2)	22	31	31	29	27
Total stock-based compensation	$1,201	$1,203	$1,132	$1,432	$1,436

Segment operating income / (loss):
Google	$5,223	$5,188	$5,630	$5,835	$6,772
Other Bets	(634)	(633)	(683)	(1,009)	(1,242)
Reconciling items(2)	(190)	(108)	(122)	(118)	(150)
Total income from operations	$4,399	$4,447	$4,825	$4,708	$5,380

Capital expenditures:
Google	$3,755	$2,678	$2,058	$2,332	$1,781
Other Bets	142	157	234	279	199
Reconciling items(3)(4)	(346)	92	223	(238)	120
Total capital expenditures	$3,551	$2,927	$2,515	$2,373	$2,100

Depreciation, amortization and impairment:
Google	$1,214	$1,137	$1,189	$1,200	$1,313
Other Bets	51	40	45	48	70
Reconciling items(2)(4)	2	—	—	—	21
Total depreciation, amortization and impairment	$1,267	$1,177	$1,234	$1,248	$1,404

(1)
For purposes of determining SBC for segment reporting, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC does not include expenses related to awards that we will ultimately settle in cash. Amount excludes SBC from discontinued operations.

(2)	Reconciling items are primarily related to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(3)
Reconciling items are related to timing differences of payments as segment capital expenditures are on accrual basis while total capital expenditures shown on Consolidated Statements of Cash Flow are on cash basis and other miscellaneous differences.

(4)	Reconciling items include items related to Motorola Mobile and Motorola Home for the quarter ended December 31, 2014.

Revenues by source
The following tables present our revenues by revenue source (in millions, unaudited):

	Twelve Months Ended
	December 31,
	2013	2014	2015
Revenues:
Google websites	$37,422	$45,085	$52,357
Google Network Members' websites	13,650	14,539	15,033
Google advertising revenues	51,072	59,624	67,390
Google other revenues	4,435	6,050	7,151
Google segment revenues	55,507	65,674	74,541
Other Bets revenues	12	327	448
Total revenues	$55,519	$66,001	$74,989

	Three Months Ended
	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2014	2015	2015	2015	2015
Revenues:
Google websites	$12,429	$11,932	$12,402	$13,087	$14,936
Google Network Members' websites	3,880	3,576	3,621	3,694	4,142
Google advertising revenues	16,309	15,508	16,023	16,781	19,078
Google other revenues	1,688	1,670	1,629	1,752	2,100
Google segment revenues	17,997	17,178	17,652	18,533	21,178
Other Bets revenues	106	80	75	142	151
Total revenues	$18,103	$17,258	$17,727	$18,675	$21,329